UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 15, 2010 (September 13, 2010)

Date of Report (Date of earliest event reported)

INERGY, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-34664	43-1918951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Brush Creek Boulevard, Suite 200

Kansas City, Missouri 64112

(Address of principal executive offices)

(816) 842-8181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement. On September 13, 2010, Inergy, L.P. (the “Partnership”), Inergy Finance Corp. (“Inergy Finance” and together with the Partnership, the “Issuers”) and certain subsidiary guarantors (the “Subsidiary Guarantors”) entered into a Purchase Agreement (the “Purchase Agreement”) with Wells Fargo Securities, LLC, Barclays Capital Inc., J.P. Morgan Securities LLC, Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated and SunTrust Robinson Humphrey, Inc. (collectively, the “Initial Purchasers”) to sell $600 million aggregate principal amount of the Issuers’ 7% Senior Notes due 2018 (the “2018 Notes”) in accordance with a private placement conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended.

The closing of the offering of the 2018 Notes is scheduled to occur on September 27, 2010.

Indenture. The Issuers will issue the 2018 Notes pursuant to an indenture (the “Indenture”) among the Issuers, the Subsidiary Guarantors and U.S. Bank National Association, as trustee (the “Trustee”). The material terms of the 2018 Notes to be issued under the Indenture are described below in Item 2.03.

Registration Rights Agreement. The Issuers and the Subsidiary Guarantors will enter into a Registration Rights Agreement with the Initial Purchasers providing the holders of the 2018 Notes certain rights relating to registration of the 2018 Notes under the Securities Act. The material terms of the Registration Rights Agreement are described below in Item 2.03.

The description set forth above is qualified in its entirety by the Purchase Agreement, which is filed herewith as an exhibit. The Indenture, the form of 2018 Notes and the Registration Rights Agreement will be filed as exhibits to a subsequent Current Report on Form 8-K once the closing of the Purchase Agreement has occurred.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

On September 13, 2010, the Issuers entered into the Purchase Agreement with the Initial Purchasers for the sale of $600 million aggregate principal amount of the 2018 Notes. The Partnership will use the net proceeds from the sale of the 2018 Notes to fund part of the consideration for its acquisition of the equity interests in Tres Palacios Gas Storage LLC. Pending such use, the net proceeds of the 2018 Notes will be placed in an escrow account (the “Escrow”). If the acquisition is not closed by December 31, 2010 or the acquisition agreement is terminated earlier, the 2018 notes will be redeemed at 100% of the principal amount (the “Special Mandatory Redemption”).

The 2018 Notes will mature on October 1, 2018. Interest on the 2018 Notes will be payable semi-annually in arrears on April 1 and October 1 of each year, beginning on April 1, 2011. The 2018 Notes will be guaranteed on a senior unsecured basis by substantially all of the Partnership’s existing domestic subsidiaries and certain of the Partnership’s future subsidiaries.

At any time prior to October 1, 2013, the Issuers will be able to redeem up to 35% of the aggregate principal amount of the 2018 Notes issued under the Indenture at a redemption price of 107% of the principal amount of the 2018 Notes with the proceeds of certain equity offerings. On and after October 1, 2014, the Issuers may redeem all or part of the 2018 Notes at redemption prices (expressed as percentages of principal amount) equal to 103.500% for the twelve-month period beginning on October 1, 2014, 101.750% for the twelve-month period beginning on October 1, 2015 and 100.000% for the twelve-month period beginning on October 1, 2016 and at any time thereafter, plus accrued and unpaid interest.

The Indenture will restrict the Partnership’s ability and the ability of certain of its subsidiaries to: (i) sell assets; (ii) pay distributions on, redeem or repurchase the Partnership’s units or redeem or repurchase its subordinated debt; (iii) make investments; (iv) incur or guarantee additional indebtedness or issue preferred units; (v) create or incur certain liens; (vi) enter into agreements that restrict distributions or other payments from the Partnership’s restricted subsidiaries to the Partnership; (vii) consolidate, merge or transfer all or substantially all of the Partnership’s assets; (viii) engage in transactions with affiliates; and (ix) create unrestricted subsidiaries. These covenants will be subject to a number of important exceptions and qualifications. At any time when the 2018 Notes are rated investment grade by either of Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services and no Default or Event of Default (as defined in the Indenture) has occurred and is continuing, many of these covenants will terminate.

The Indenture will provide that each of the following is an Event of Default: (i) default for 30 days in the payment when due of interest on the 2018 Notes; (ii) default in payment when due of the principal of, or premium, if any, on the 2018 Notes; (iii) failure by the Partnership to comply with certain covenants relating to merger, consolidation, sale of assets, change of control, the Escrow or the Special Mandatory Redemption; (iv) failure by the Partnership for 90 days after notice to comply with certain covenants relating to the filing of annual, quarterly and current reports as would be required to file with the Securities and Exchange Commission (the “SEC”); (v) failure by the Partnership for 60 days after notice to comply with any of the other agreements in the Indenture; (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Partnership or any of its restricted subsidiaries (or the payment of which is guaranteed by the Partnership or any of its restricted subsidiaries) if that default: (a) is caused by a failure to pay principal of, or interest or premium, if any, on such indebtedness prior to the expiration of the grace period provided in such indebtedness (a “Payment Default”); or (b) results in the acceleration of such indebtedness prior to its stated maturity, and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more; (vii) failure by the Partnership or any of its restricted subsidiaries to pay final judgments aggregating in excess of $15.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (viii) except as permitted by the Indenture, any subsidiary guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any guarantor, or any person acting on behalf of any guarantor, shall deny or disaffirm its obligations under its guarantee of the 2018 Notes; and (ix) certain events of bankruptcy, insolvency or reorganization described in the Indenture with respect to the Issuers or any of the Partnership’s restricted subsidiaries that is a significant subsidiary or any group of the Partnership’s restricted subsidiaries that, taken as a whole, would constitute a significant subsidiary. In the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization with respect to either Issuer, any of the Partnership’s restricted subsidiaries that is a significant subsidiary or any group of the Partnership’s restricted subsidiaries that, taken as a whole, would constitute a significant subsidiary, all outstanding 2018 Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding 2018 Notes will be able to declare all the 2018 Notes to be due and payable immediately.

Pursuant to the Registration Rights Agreement, the Issuers and the Subsidiary Guarantors will agree to use commercially reasonable efforts to file an exchange offer registration statement with the SEC with respect to an offer to exchange the 2018 Notes for substantially identical notes that are registered under the Securities Act. The Issuers and the Subsidiary Guarantors will agree to use commercially reasonable efforts to cause the exchange offer registration statement to become effective and remain effective until 180 days after the closing of the exchange. Additionally, the Issuers and the Subsidiary Guarantors will agree to commence the exchange offer promptly after the exchange offer registration statement is declared effective by the SEC and use commercially reasonable efforts to complete the exchange offer not later than 60 days after such effective date. Under some circumstances, in lieu of a registered exchange offer, the Issuers and the Subsidiary Guarantors will agree to file a shelf registration statement with respect to the 2018 Notes. If the exchange offer is not completed (or, if required, the shelf registration statement is not declared effective) on or before the date 360 days after the issuance of the 2018 Notes, the annual interest rate borne by the 2018 Notes will be increased by 1.0% per annum until the exchange offer is completed or the shelf registrations statement is declared effective.

The Indenture, the form of 2018 Notes and the Registration Rights Agreement will be filed as exhibits to a subsequent Current Report on Form 8-K once the closing of the Purchase Agreement has occurred.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Purchase Agreement, dated September 13, 2010, among Inergy, L.P., Inergy Finance Corp., the Subsidiary Guarantors named therein and the Initial Purchasers named therein relating to the 2018 Notes.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INERGY, L.P.

	By:	INERGY GP, LLC, its Managing General Partner

Date: September 15, 2010	By:	/s/ Laura L. Ozenberger
Laura L. Ozenberger Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

10.1	Purchase Agreement, dated September 13, 2010, among Inergy, L.P., Inergy Finance Corp., the Subsidiary Guarantors named therein and the Initial Purchasers named therein relating to the 2018 Notes.